                                                                   EXHIBIT 10.39


                             LAROCHE INDUSTRIES INC.
                             1997 STOCK OPTION PLAN

         1. PURPOSE. The purpose of this LaRoche Industries Inc. 1997 Stock Option Plan (the "Plan") is to further the interests of LaRoche Industries Inc. (the "Company"), organized under the laws of Delaware, and any entity that hereafter becomes a subsidiary of the Company, by providing incentives in the form of grants of stock options to key employees and other persons who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program will also assist the Company in attracting and retaining key persons.

         2. DEFINITIONS. The following definitions shall apply to this Plan:

                  (A) "BOARD" means the board of directors of the Company.

                  (B) "CAUSE" means termination of a Participant's employment on the basis of (i) the willful and continued failure to perform his duties with the Company (other than failure resulting from an incapacity due to physical or mental illness) after a written demand for performance by the Board or designee of the Board is delivered to the individual which specifically identifies the manner in which it is determined that he has not substantially performed his duties, or (ii) the willful engagement in gross conduct materially and demonstrably injurious to the Company. No act or failure to act shall be considered "willful" unless determined by the Committee to have been done or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. No termination for Cause shall occur unless and until there shall have been delivered to the individual a written notice from the Committee of its determination that the individual is guilty of the conduct set forth in clauses (i) or (ii) above.

                  (C) "CHANGE OF CONTROL" means (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company's common stock are converted into cash, securities or other property, other than a consolidation or merger of the Company in which the holders of the Company's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (iii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any transaction or series of related transactions (whether as a result of privately negotiated purchases or otherwise) in which any person or persons not currently a shareholder shall become the beneficial owner(s) of securities of the Company representing 51% or more of the combined voting power of the Company's securities having a right to vote in the election of Board members.

                  (D) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (E) "COMMITTEE" means the Compensation Committee consisting of two or more directors appointed by the Board.

                  (F) "COMPANY" means LaRoche Industries Inc.

                  (G) "DATE OF GRANT" means the date on which the Option is granted.

                  (H) "DISABILITY" means a total mental or physical illness, injury or disease that renders a Recipient unable to perform work similar to that which he was performing for the Company at the time of such disability and which is expected to be permanent in nature. A Recipient must have been absent from his duties with the Company on a full-time basis for a continuous period of six months and shall not have returned to the full-time performance of his duties following written notice, given not less than thirty (30) days prior to the intended date of termination, of the Company's intention to terminate employment.

                  (I) "ELIGIBLE PERSON" means any person who performs or has in the past performed services for the Company or any direct or indirect partially or wholly owned subsidiary thereof, whether as a director, officer, employee, consultant or other independent contractor, and any person who performs services relating to the Company in his or her capacity as an employee or independent contractor of a corporation or other entity that provides services for the Company; provided, that only an Employee can receive an incentive stock option grant.

                  (J) "EMPLOYEE" means any person employed on an hourly or salaried basis by the Company or any subsidiary of the Company that now exists or hereafter is organized or acquired by the Company.

                  (K) "FAIR MARKET VALUE" means the fair market value of the Share. If the Share is not publicly traded on the date as of which fair market value is being determined, the Board shall determine the fair market value of the Shares, using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Share, and the Company's current and projected earnings. If the Share is publicly traded on the date as of which fair market value is being determined, the fair market value is the average of the high bid and ask price of the Common Stock as quoted on that date. If a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which a price was quoted will determine the fair market value.

                  (L) "INCENTIVE STOCK OPTION" means a stock option granted pursuant to either this Plan or any other plan of the Company that satisfies the requirements of Section 422 of the Code and that entitles the key employee to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

                  (M) "NONQUALIFIED STOCK OPTION" means a stock option granted pursuant to the Plan that is not an Incentive Stock Option and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

                  (N) "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

                  (O) "OPTION AGREEMENT" means a written agreement entered into between the Company and a Recipient which sets out the terms and restrictions of an Option granted to the

Recipient.

                  (P) "OPTION SHAREHOLDER" shall mean an Employee who has exercised his or her Option.

                  (Q) "OPTION SHARES" means Shares issued upon exercise of an Option.

                  (R) "PLAN" means this LaRoche Industries Inc. 1997 Stock Option Plan.

                  (S) "RECIPIENT" means an individual who receives an Option.

                  (T) "SHARE" means the common stock, par value $1.00 per share of the Company, as adjusted in accordance with Section 8 of the Plan, or such other class of shares or securities as to which the Plan may be applicable.

         3. ADMINISTRATION. This Plan will be administered by the Committee. The Committee has the exclusive power to select the Recipients of Options pursuant to this Plan, to establish the terms of the Options granted to each Recipient, and to make all other determinations necessary or advisable under the Plan. The Committee has the sole and absolute discretion to determine whether the performance of an Eligible Person warrants an Option under this Plan, and to determine the size and type of the Option. The Committee shall have the authority to grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price other than that provided in the Option so surrendered and cancelled and containing such other terms and conditions as the Committee may deem appropriate. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan's administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee shall also have the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient's employment for purposes of the Plan. Any determinations made by the Committee will be final and binding on all persons. Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law.

         4. SHARES SUBJECT TO PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares that may be subject to Options under the Plan shall be 50,000. If an Option should expire or become unexercisable for any reason (including cancellation) without having been exercised, the unpurchased Shares that were subject to such Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

         5. ELIGIBILITY. Any Eligible Person that the Committee in its sole discretion designates is eligible to receive an Option under this Plan. The Committee's grant of an Option to a Recipient in any year does not require the Committee to grant an Option such Recipient in any other year. Furthermore, the Committee may grant different Options to different Recipients and has full discretion to choose whether to grant Options to any Eligible Person. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the types and sizes of their Options, including, without limitation, (i) the financial condition of the Company or its subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of a prospective Recipient to the profitability and success of the Company or its subsidiaries; and (iv) the adequacy of the prospective Recipient's other compensation. Recipients may include persons to whom stock, stock options or other benefits previously were granted under this or another plan of the Company or any subsidiary, whether or not the previously granted benefits have been fully exercised or vested. A Recipient's right, if any, to continue to serve the Company and its subsidiaries as an officer, Employee, or otherwise will not be enlarged or otherwise affected by his designation as a Recipient under this Plan, and such designation will not in any way restrict the right of the Company or any parent, as the case may be, to terminate at any time the employment or affiliation of any participant.

         6. OPTIONS. Each Option granted to a Recipient under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Option granted to a Recipient will satisfy the following requirements:

                  (a) WRITTEN AGREEMENT. Each Option granted to a Recipient will be evidenced by an Option Agreement. The terms of the Option Agreement need not be identical for different Recipients. The Option Agreement shall include a description of the substance of each of the requirements in this Section 6 with respect to that particular Option.

                  (b) NUMBER OF SHARES. Each Option Agreement shall specify the number of Shares that may be purchased by exercise of the Option.

                  (c) EXERCISE PRICE. The exercise price of each Share subject to an Incentive Stock Option shall equal the exercise price designated by the Committee on the Date of Grant, but shall not be less than the Fair Market Value of the Share on the Incentive Stock Option's Date of Grant. The exercise price of each Share subject to a Nonqualified Stock Option shall equal the exercise price designated by the Committee on the Date of Grant.

                  (d) DURATION OF OPTION. Except as otherwise provided in this
Section 6, an Incentive Stock Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or, at such earlier date as is set by the Committee in establishing the terms of the Incentive Stock Option at grant. Except as otherwise provided in this Section 6, a Nonqualified Stock Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or, at such earlier or later date as is set by the Committee in establishing the terms of the Nonqualified Stock Option at grant.

                  (e) VESTING OF OPTION. Each Option Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole and absolute discretion, may accelerate the vesting of any Option at any time.

                  (f) DEATH. In the case of the death of a Recipient, an Option granted the Recipient shall expire no later than the one year anniversary of the Recipient's death, or if earlier, the date specified in subsection (d) above. The Committee shall set the expiration date in establishing the terms of the Option at grant or a later expiration date subsequent to the Date of Grant but prior to the one year anniversary of the Recipient's death. During the period beginning on the date of the Recipient's death and ending on the date the Option expires, the Option may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 8 herein.

                  (g) DISABILITY. In the case of the Disability of a Recipient and a resulting termination of employment or affiliation with the Company or subsidiary, an Option granted to the Recipient shall expire no later than the one year anniversary of the Recipient's last day of employment, or, if earlier, the date specified in subsection (d) above. The Committee shall set the expiration date in establishing the terms of the Option at grant or a later expiration date subsequent to the Date of Grant but prior to the one year anniversary of the Recipient's last day of employment or affiliation with the Company or subsidiary. During the period beginning on the date of the Recipient's termination of employment or affiliation by reason of Disability and ending on the date the Option expires, the Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 8 herein.

                  (h) RETIREMENT. If the Recipient's employment with the Company or subsidiary terminates by reason of normal retirement under the Company's normal retirement policies, an Option granted the Recipient shall expire no later than 90 days after the last day of employment, or, if earlier, on the date specified in subsection (d) above. The Committee shall set the expiration date in establishing the terms of the Option at grant or a later expiration date subsequent to the Date of Grant but prior to the end of the 90-day period following the Recipient's normal retirement. During the period beginning on the date of the Recipient's normal retirement and ending on the date the Option expires, the Option may be exercised as to the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Section 8 herein.

                  (i) TERMINATION OF SERVICE. If the Recipient ceases employment or affiliation with the Company or subsidiary, for any reason other than death, disability, retirement (as described above), or Cause, an Option granted to the Recipient shall lapse immediately following the last day that the Recipient is employed by or affiliated with the Company or subsidiary. However, the Committee may, in its sole discretion, either at grant of the Option or at the time the Recipient terminates employment, delay the expiration date of the Option to a date after termination of employment; provided, however, that the expiration date of an Incentive Stock Option may not be delayed more than 90 days following the termination of the Recipient's employment or affiliation with the Company. During any such delay of the expiration date, the Option may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to any adjustment under Section 8 herein.

                  (j) CHANGE OF CONTROL. If a Change of Control occurs, all Options shall become immediately vested and exercisable by the Recipient.

                  (k) CONDITIONS REQUIRED FOR EXERCISE. Options granted to Recipients under the Plan shall be exercisable only to the extent they are vested according to the terms of the Option Agreement. Furthermore, Options granted to Employees under the Plan shall be exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 7 of the Plan. Each Agreement shall specify any additional conditions required for the exercise of the Option.

                  (l) TEN PERCENT SHAREHOLDERS. An Incentive Stock Option granted to an Employee who, on the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of either the Company or any subsidiary, shall be granted at an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Section 424(d) of the Code will apply. Furthermore, in calculating stock ownership, any stock that the Employee may purchase under outstanding options will not be considered.

                  (m) MAXIMUM OPTION GRANTS. The aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its subsidiary (within the meaning of Section 422(b) of the Code) may become exercisable by any individual for the first time in any calendar year shall not exceed $100,000.

                  (n) METHOD OF EXERCISE. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the President of the Company (or his delegate, in his absence) of the decision to exercise accompanied by a voting proxy for the Shares to be received on exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Committee establishes pursuant to Section 7 of the Plan. Payment for Shares with respect to which an Option is exercised may be made in cash, or by certified check, or wholly or partially in the form of Common Stock having a Fair Market Value equal to the exercise price (subject to any rules established by the Committee with respect to required holding period or portion of exercise price that can be paid in such shares), or by cashless exercise using a registered broker-dealer in which irrevocable instructions are delivered to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price, all subject to the rules that the Committee establishes. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him. A partial exercise of an Option will not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

                  (o) DESIGNATION OF BENEFICIARY. Each Recipient shall designate, in the Option Agreement he executes, a beneficiary to receive Options awarded hereunder in the event of his death prior to full exercise of such Options; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Option Agreements.

                  (p) TRANSFERABILITY. An Option granted under this Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of the Recipient, all rights of the Option are exercisable only by the Recipient.

         7. TAXES; COMPLIANCE WITH LAW; APPROVAL OF REGULATORY BODIES; LEGENDS. The Company shall have the right to withhold from payments (including shares otherwise to be received on exercise) otherwise due and owing to the Recipient (or his beneficiary) or to require the Recipient (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient (or his beneficiary) recognizes income for federal, state, and/or local tax purposes with respect to any Option under this Plan.

         Options can be granted, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. No Option may be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

         Each person who acquires the right to exercise an Option may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

         8. ADJUSTMENT UPON CHANGE OF SHARES. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted to Employees under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

         9. INITIAL PUBLIC OFFERING SALE RESTRICTIONS. Each Recipient, by acceptance of an Option hereunder, agrees that in the event of an initial public offering of Stock made by the Company under the Securities Act of 1933, as amended (the "Securities Act"), the Recipient shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of Stock of the Company or any rights to acquire Stock of the Company for such period of time as may be established by the underwriter for such initial for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such initial public offering. The foregoing limitations shall not apply to any shares of Stock registered under the Securities Act.

         10. LIABILITY OF THE COMPANY. The Company and its subsidiaries shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Option.

         11. OPTION SHAREHOLDER ACTION. If prior to completion of a public offering of Shares of the Company, all or substantially all of the Shares of the Company are to be sold, or upon a merger or reorganization or similar transaction, the Shares of the Company or any class thereof, are to be exchanged for securities of another company then in such event, each Recipient shall be obliged to sell or exchange, as the case may be, the Shares such Optionee acquired under the Plan in accordance with instructions provided by the Board.



         12. AMENDMENT AND TERMINATION OF PLAN. The Board may alter, amend, or terminate this Plan from time to time without approval of the shareholders of the Company, except that no amendment shall be made which, without the approval of the shareholders of the Company would (i) increase the number of shares reserved for purposes of the Plan, (ii) change the class of persons eligible to participate in the Plan, or (iii) extend the option period as set forth in
Section 6. The Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Plan, Recipients or Eligible Persons are subject. Any amendment, whether with or without the approval of shareholders of the Company, that alters the terms or provisions of an Option granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Recipient to whom the Option was granted or the holder currently entitled to exercise it.

         13. EXPENSES OF PLAN. The Company shall bear the expenses of administering the Plan.

         14. DURATION OF PLAN. Options may be granted under this Plan only during the 10 years immediately following the effective date of this Plan.

         15. APPLICABLE LAW. This Plan and options issued hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Georgia applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws.

         16. EFFECTIVE DATE. The effective date of this Plan shall be the earlier of (i) the date on which the Board adopts the Plan or (ii) the date on which the Shareholders approve the Plan.